Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement on Form S-3 of MB Financial, Inc. of our reports dated February 8, 2011, relating to our audits of the consolidated financial statements and internal control over financial reporting, which appear in the Annual Report on Form 10-K of MB Financial, Inc. for the year ended December 31, 2010.

We also consent to the reference to our firm under the caption "Experts" in the Registration Statement.

/s/ McGladrey & Pullen, LLP
Schaumburg, Illinois
November 2, 2011